EXHIBIT 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, T. Benjamin Jennings, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Panamera Healthcare Corporation on Form 10-Q for the period ended April 30, 2021 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Panamera Healthcare Corporation at the dates and for the periods indicated.

Date: June 14, 2021	By:	/s/ T. Benjamin Jennings
T. Benjamin Jennings
Chief Executive Officer

I, Douglas G. Baker, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Panamera Healthcare Corporation on Form 10-Q for the period ended April 30, 2021 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Panamera Healthcare Corporation at the dates and for the periods indicated.

Date: June 14, 2021	By:	/s/ Douglas G. Baker
Douglas G. Baker
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Panamera Healthcare Corporation and will be retained by Panamera Healthcare Corporation and furnished to the Securities and Exchange Commission or its staff upon request.